Exhibit 99.1

PDS Biotech Announces Positive Clinical Data Demonstrating Compelling Survival and Clinical Responses in Recurrent/Metastatic HPV-Associated Cancers Published in JAMA Oncology

Median Overall Survival (mOS) of 42.4 months in immune checkpoint inhibitor naïve patients; Historical published result is 7-12 months

Continued survival in the cohort of HPV16-positive immune checkpoint inhibitor naïve patients - mOS not yet reached

Median OS of 17 months in HPV16-positive immune checkpoint inhibitor resistant patients; Historically published result is 3-4 months

Significant tumor shrinkage with confirmed objective response rate (ORR) of 75% in HPV16-positive immune checkpoint inhibitor naïve patients; Historically published result is 11-24%

PRINCETON, N.J., February 26, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today announced the publication of clinical results in the Journal of the American Medical Association (JAMA) Oncology. The article demonstrates the promising clinical responses seen with the triple combination of Versamune® HPV (formerly PDS0101), the Company’s IL-12 fused antibody-drug conjugate, PDS01ADC and a PD-L1 immune checkpoint inhibitor (ICI), in patients with recurrent/metastatic HPV-associated cancers. Patients enrolled in the trial had anal, cervical, head and neck, penile, vaginal and vulvar cancers.

“These results underscore the clinical potential of Versamune® HPV—an HPV16-targeted immunotherapy—when used in combination with PDS01ADC and an ICI in transforming the treatment paradigm for HPV-associated cancers,” said Frank Bedu-Addo, PhD, President and Chief Executive Officer of PDS Biotech. “This group of cancers includes rare cancers such as anal, penile, vaginal and vulvar cancers, and it also includes growing, higher incidence cancers such as head and neck cancer. An increasing number of head and neck cancers, including a majority of oropharyngeal cancers, are now reported to be HPV16-positive. Based on these impressive peer-reviewed results demonstrating the strong potential of Versamune® HPV as an HPV16-targeted immunotherapy, we are excited to begin our VERSATILE-003 Phase 3 trial of Versamune® HPV + pembrolizumab in recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma next month. The study also demonstrates the strength of our pipeline combination therapies that may build upon the reported potential of Versamune® HPV + standard of care.”

The single-center, non-randomized clinical trial, led by the National Cancer Institute (NCI), evaluated Versamune® HPV + PDS01ADC + bintrafusp alfa (BA) in patients with recurrent/metastatic HPV-positive cancers. Of the 50 enrolled patients, 26 (52%) were men, the median age was 56 years (range, 28-80 years), and 37 patients were HPV16-positive. The median follow-up time was 37.7 (0.6-42.0) months. All patients had recurrent/metastatic disease and had progressed after prior treatment. 46% of patients had at least 3 rounds of prior treatment. 72% of patients had failed prior ICI therapy.

Versamune® HPV was evaluated at a fixed dose. PDS01ADC was evaluated at a 16.8ug/kg dose (high) and a 8.0 ug/kg dose (low). BA was also administered at a high and low dose.

The trial results confirm previously published results from a preclinical study of the triple combination performed by the NCI. The preclinical study demonstrated that when Versamune® HPV is administered in conjunction with PDS01ADC and/or an ICI, the CD8 killer T cell immune response is significantly amplified, and specifically directed to attack HPV16-positive tumors.

Published Clinical Results:

Immune checkpoint blockade (ICB) naïve patients (no prior exposure to checkpoint inhibitors): N = 14
●	ORR for the group was 35.7% (95% CI, 12.8%-64.9%)
o	Among 8 HPV16-positive patients, the confirmed ORR was 62.5% by RECISTv1.1 and 75% by irRECIST
o	The historically published result for this group of patients with standard-of-care immune checkpoint inhibitors is 12-24%

●	Median overall survival (mOS) for the group was 42.4 months (95% CI, 8.3 months—not estimable);
o	Among 8 HPV16-positive patients, the mOS has not yet been reached.
o	The historically published result with standard-of-care is 7-12 months

ICB-resistant patients (disease progression after treatment with ICI): N = 36:
●	ORR for the group was 16.7% (95% CI, 6.4%-32.8%)
o	Among 29 HPV16-positive patients, the confirmed ORR was 20.7%;
■	Among 8 HPV16-positive patients who received the 16.8ug/kg dose of PDS01ADC, the confirmed ORR was 62.5%.
o	The historically published result is 10%

●	Median overall survival (mOS) for the group was 15.8 months (95% CI, 9.0-21.3 months).
o	Among 29 HPV16-positive patients treated at all dose levels, the median OS was 17.0 months;
o	The historically published result is 3-4 months, and there is no FDA-approved standard-of-care

●	Grade 3 and 4 treatment-related adverse events occurred in 26 of 50 patients (52%), and toxicity correlated with the dose of PDS01ADC and BA. There were no treatment-related deaths.

Kirk Shepard, M.D., PDS Biotech’s Chief Medical Officer, added, “This was a significant trial designed to study the HPV16-targeting capability of Versamune® HPV and the contribution of the novel tumor-targeting antibody drug conjugate, PDS01ADC, in treating multiple advanced, refractory cancers. This published research in JAMA Oncology further validates the quality of the trial and our platforms. The data supports continued investigation of both agents in several ongoing and future clinical trials.”

The full JAMA Oncology publication can be accessed here.

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company plans to initiate a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and also in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for Versamune® HPV, PDS01ADC and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, PDS01ADC and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark of PDS Biotechnology Corporation.

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